UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

Date of Report (Date of earliest event reported):    May 15, 2015

ERF WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

     2911 South Shore Blvd., Suite 100, League City, Texas 77573
(Address of principal executive offices )         (Zip Code)

          (281) 538-2101
Registrant's telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2       FINANCIAL INFORMATION.

Item 2.02          Results of Operations and Financial Condition

The registrant, ERF Wireless, Inc. is referred to herein as "we" or "our."

On May 15 and August 15, 2015, we failed to complete and file our Forms 10-Q for our 1st and 2nd Fiscal Quarters  (ending March 31, 2015, and June 30, 2015, respectively)  on the prescribed due dates due to a lack of adequate financial resources. We will continue the work required to complete and file our Forms 10-Q for these periods and intend to file them as soon as practical after we have adequate financial resources.

SECTION 3 – Securities and Trading Markets

ITEM 3.03.   Material Modifications to Rights of Security Holders

The registrant, ERF Wireless, Inc. is referred to herein as "we", "our" or "us".

On July 6 and on August 19, 2015, by resolution of the board of directors pursuant to a provision in our Articles of Incorporation, we filed and amended a Certificate of Designation with the Secretary of State of Nevada establishing a new series of convertible preferred stock (Series B) along with its voting powers, designations, preferences, limitations, restrictions and relative rights, as given below:
SERIES B CONVERTIBLE PREFERRED STOCK $.001 PAR VALUE [the "Series B" consisting of 10,000,000 (ten million) shares with a .25% monthly coupon rate paid monthly in cash or Preferred B stock and with an initial price of $1.00].
The Series B shall be senior to all of the Corporation's Preferred Stock except the Series A. The Series B Preferred Stock shall have no voting power. Each holder of shares of Series B Preferred Stock may, at any time after six (6) months from the date of issue (or sooner with the agreement of the Corporation), and upon a seven (7) day written notice, convert up to 5% per month of the original issued amount of shares, plus all dividends accrued and unpaid on such Series B Preferred Stock up to the conversion date on the terms and conditions set forth in the Certificate of Designation, into fully paid non-assessable shares of the Corporation's Common Stock. The number of shares of Common Stock into which each share of Series B Preferred Stock may be converted shall be determined by multiplying the number of shares of Series B Preferred Stock to be converted by ten (10). All or part of the Preferred B may be redeemed in cash or debt at the original purchase price with the mutual consent of Corporation and the Preferred B stockholder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ H. Dean Cubley
Dr. H. Dean Cubley
Chief Executive Officer

August 19, 2015